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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 5

                               THE BRINK'S COMPANY
             (Exact name of registrant as specified in its charter)

                VIRGINIA                                 54-1317776
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

               1801 Bayberry Court, Richmond, Virginia 23226-8100
               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                 Name of each exchange on which
             to be so registered                 each class is to be registered


  Pittston Brink's Group Rights to Purchase         New York Stock Exchange
      Series A Participating Cumulative
               Preferred Stock

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

     For a description of the Pittston Brink's Group Rights to be registered hereunder, reference is made to the Registration Statement of The Brink's Company (formerly The Pittston Company) (the "Company") on Form 8-A filed on February 26, 1996, as amended on August 11, 1997, on January 14, 2000, on January 14, 2002 and on October 9, 2003, which is incorporated by reference.

     Effective on September 25, 2006, the Company and American Stock Transfer & Trust Company ("AST") executed Amendment No. 1 (the "Amendment") to the Amended and Restated Rights Agreement (the "Rights Agreement"), dated September 1, 2003, between the Company and EquiServe Trust Company, N.A., as rights agent. The Amendment amended the Rights Agreement in order to, among other things, modify the requirements by which a successor rights agent may be named and to appoint AST as successor rights agent.

     The Amendment is attached hereto as Exhibit 2, which is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to that Exhibit 2 and to the Rights Agreement, which was filed as Exhibit 1 to the Form 8-A/A filed by the Company on October 9, 2003 and is incorporated herein by reference.

Item 2.         Exhibits.
                --------

                1. Amended and Restated Rights Agreement dated September 1, 2003 between The Brink's Company and Equiserve Trust Company, N.A., as Rights Agent (filed as Exhibit 1 to the Form 8-A/A of the Company filed on October 9, 2003 and incorporated by reference herein).

                2. Amendment No. 1 dated September 25, 2006 between The Brink's Company and American Stock Transfer & Trust Company, to the Amended and Restated Rights Agreement dated September 1, 2003 between The Brink's Company and EquiServe Trust Company, N.A., as Rights Agent.


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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         THE BRINK'S COMPANY,

Date: September 25, 2006

                                         By  /s/ Robert T. Ritter
                                             --------------------------------
                                             Name:   Robert T. Ritter
                                             Title:  Vice President and Chief
                                                     Financial Officer


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                                INDEX OF EXHIBITS



Exhibit
Number    Description
------    -----------


  1. Amended and Restated Rights Agreement dated September 1, 2003 between The Brink's Company and Equiserve Trust Company, N.A., as Rights Agent (filed as Exhibit 1 to the Form 8-A/A of the Company filed on October 9, 2003 and incorporated by reference herein).

  2. Amendment No. 1 dated September 25, 2006 between The Brink's Company and American Stock Transfer & Trust Company, to the Amended and Restated Rights Agreement dated September 1, 2003 between The Brink's Company and EquiServe Trust Company, N.A., as Rights Agent.